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                                                                       EX. 10.42

                    THE NEW ENGLAND SHORT-TERM INCENTIVE PLAN
         (For performance periods starting on or after January 1, 1999)



I.   Executive Incentive Plan



II.  Business Unit Management Incentive Plan
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                           I. EXECUTIVE INCENTIVE PLAN


A.  PURPOSE

         To provide a substantial portion of top management's total cash compensation potential on a variable basis depending upon business unit, corporate, and personal performance as measured by criteria approved by the Personnel Committee of the Board.

B.  OBJECTIVES

         1) To offer participants total cash compensation opportunity above market for significantly superior performance;

         2) to offer pay opportunity less than market for below standard performance;

         3)       to measure performance by criteria including:

                  a) financial

                  b) growth

                  c) non-financial

                  d) individual appraisal

                  e) judgment of the Personnel Committee

C.  PLAN DESIGN

         1) Individual participants' performance will be measured by a formula based on a weighted average of the appropriate Business Unit and Individual Appraisal Factors.

         2) Business Unit Factors will consist of weighted averages of various criteria.

         3) The target incentive potential is set at the median of incentive targets for similar jobs at comparator companies. An individual participant's calculated award may range between a minimum of 0% and a maximum of 200% of target in any year, at the discretion of the Personnel Committee. Executive Incentive Plan awards shall be reported to the Board.

D.  ELIGIBILITY

         1) Business Unit Presidents, Executive Vice Presidents and Senior Executive Officers, including the CEO are eligible to participate.
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E.  PERFORMANCE MEASURES AND EVALUATION

         Funding for participant's awards will be determined by computing weighted averages of the appropriate Business Unit and Individual Appraisal factors. Weighted criteria for each business unit factor consists of Financial, Growth, and Non-Financial measures. (See Incentive Summaries for weights and measures for the current plan year).

         Awards are calculated by evaluating results against benchmarked business plan goals for each measure according to the following performance scale:



             FINANCIAL/GROWTH                                                         % OF STI TARGET
             ----------------                                                         ---------------
             Better Than Plan:                                                          110 - 200%
             Achievement of Plan (Target):                                               90 -110%
             On Balance Substantial Achievement of Plan:                                 70 - 90%
             Below Plan:                                                                  0 - 70%

             NON-FINANCIAL/APPRAISAL
             -----------------------

             Exceptional Performance:                                                   170 - 200%
             Exceeds Requirements:                                                      120 - 170%
             Fully Meets Requirements:                                                   80 - 120%
             Some Requirements Not Met:                                                   0 - 80%



F.  MAXIMUM AND TARGET PAYOUTS

         Payouts to Executive Vice Presidents/OBU Heads and selected others will be recommended by the Chairman with approval by the Board. As a general rule, incentive compensation for this group should not exceed 200% of a participant's targeted payout. (See addendum for incentive targets expressed as a percentage of base salary for current plan year).
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EXECUTIVE INCENTIVE PLAN ADDENDUM




                   TITLE                           1999 STI TARGET %
                   -----                           -----------------
                    CEO                                  90 %
                Executive VP                             50 %
          Business Unit President                        45 %

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                           EXECUTIVE INCENTIVE PROGRAM
                                 PLAN PROVISIONS

1. PLAN TYPE - The plan is a discretionary incentive plan, with payouts based on the Personnel Committee's assessment of actual performance compared to pre-established quantitative and qualitative goals, and management's recommendation regarding individual performance evaluations. This plan is not a contract to pay any specific amount, and is not an employment agreement.

2. PLAN PERIOD - Calendar year, with annual renewal, revision or termination at management discretion.

3. ELIGIBILITY - Executive Vice Presidents and Senior Executive Officers are eligible to participate.

4. TIMING OF PAYMENTS - Payment is made on or before April 1 following the end of the performance year.

5. BENEFIT COVERAGE - Incentive award payments under this plan are includible in for benefit calculation purposes.

6. ADMINISTRATION - All incentive plans are to be fully documented and reviewed annually. Human Resource Services is to provide ongoing administrative and program development support for these plans.

7. METHOD OF PAYMENT - Participants may elect prior to the payment year to receive payments in cash or they may elect to defer.

8. TERMINATION - To receive payment, participants must be actively at work at the time payments are actually made except in the event of death, disability, and early or normal retirement (i.e., eligible to receive pension benefits immediately).

9. DEATH, DISABILITY, AND EARLY OR NORMAL RETIREMENT - Payments will be prorated based upon last day actively at work.

10. POWER AND AUTHORITY - The Personnel Committee of the Board shall have full power and authority to construe, interpret, and administer this Plan. All decisions, actions, or interpretations of the Committee shall be final, conclusive, and binding upon all parties.

11. RIGHT TO AMEND, SUSPEND, OR TERMINATE THIS PLAN - The Board reserves the right at any time to amend, suspend, or terminate this Plan in whole or in part, for any reason and without the consent of any Eligible Employee or Beneficiary, without regard to whether such amendment, suspension, or termination shall adversely affect the interest of any Eligible Employee or Beneficiary.

12. RETROACTIVE AMENDMENT - Any amendment, modification, suspension, or termination of any provisions of this Plan may be retroactive.